                                                                    EXHIBIT 3.45

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NORWICH AERO PRODUCTS, INC.

                  Under Section 402 of the Business Corporation Law

                  THE UNDERSIGNED, a natural person over the age of twenty-one years, desiring to form a corporation pursuant to the New York Business Corporation Law, does hereby certify as follows:

                  1.       The name of the corporation is

                                    NORWICH AERO PRODUCTS, INC.

hereinafter sometimes called the "Corporation".

                  2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                           Without limiting in any manner the scope and
generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

                           (a)      To develop, test, manufacture, assemble,
produce, import, lease from others, purchase or otherwise acquire, use, operate, repair, alter, service, exhibit and demonstrate, export, lease to others, sell or otherwise dispose of, and generally deal in and with all manner of military and civil aircraft engines, and their parts, fittings, furnishings, instruments, accessories, appurtenances of every kind and description, and all parts or components of the foregoing, and all supplies and things in any way relating to or used in connection with the foregoing.

                           (b)      To buy, acquire, hold, own, maintain,
improve, develop, sell, convey, lease, mortgage, exchange and otherwise deal in and dispose of real estate and real property of all kinds, improved and unimproved, or any interest and rights therein.

                           (c)      To conduct a general merchandising and
trading business, and for the accomplishment thereof to manufacture, buy or otherwise acquire, hold, sell or otherwise dispose of, deal and trade in, as principal, agent or broker, goods, wares and merchandise and personal property of every kind and description, at wholesale or retail and on commission or otherwise.

                           (d)      To manufacture, purchase or otherwise
acquire, own, repair, service, lease, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                           (e)      To engage in all activities, render all
services and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, machinery, products and merchandise incidental or related to any of the purposes of the Corporation, or of use thereto.

                           (f)      To acquire by purchase or otherwise, hold
for investment or for resale, to sell or otherwise dispose of, pledge, hypothecate, and deal in and with, as principal, agent or broker, and on commission or otherwise, stocks, bonds, notes, mortgages, trusts receipts, interim receipts, warehouse receipts, certificates of ownership, debentures, investment securities and choses in action generally; and to do any and all business necessary, suitable or incidental thereto.

                           (g)      To apply for, obtain, register, purchase,
lease or otherwise acquire and to hold, use, grant licenses in respect of, or otherwise turn to account, sell, assign, pledge or otherwise dispose of, trademarks, trade names, inventions, secret processes, formulae, patented devices, letters-patent and licenses under letters-patent, copyrights and similar rights and property.

                           (h)      To purchase or otherwise acquire all or any
part of the business, goodwill, rights, property and assets of all kinds and assume all or any part of the liabilities of any corporation, association, partnership or person engaged in any business included in the Corporation's purposes, or incidental thereto; and to pay for the same either in cash, stock of the Corporation, bonds or otherwise; to manage, conduct and carry on the whole or any part of the business so acquired, and to exercise all the powers necessary, incidental or impliedly conferred by law in and about the transaction and management of such business.

                           (i)      To borrow money, and, from time to time, to
make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange and other obligations of the Corporation for moneys borrowed or in payment for property acquired or for any of the other objects, or purposes of the Corporation or its business, and to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of or agreement in regard to, all or any part of the property, rights or privileges of the Corporation wherever situated, whether now owned or hereafter to be acquired.

                           (j)      To make any guarantee respecting dividends,
shares of stock, bonds, debentures, contracts or other obligations to the extent that such power may be exercised by corporations organized under the New York Business Corporation Law.

                           (k)      To carry out all or any part of the
foregoing purposes as principal, factor, agent, contractor, or otherwise either alone or in conjunction with any person, firm, association or corporation, and in any part of the world, and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided the same be not inconsistent with the laws of the State of New York.

                           (l)      To maintain and have offices, agencies, or
branches, conduct its business or any part thereof, purchase, lease or otherwise acquire, hold, mortgage, and convey real and personal property, and do all or any of the acts and things herein set forth as purposes and such other acts and things as may be requisite for the Corporation in the convenient transactions of its business, outside of the State of New York, as well as within the State, and in any or all the other states of the United States, in the District of Columbia, in any of the territories, districts, protectorates, dependencies or insular or other possessions or acquisitions of the United States, and in any or all foreign countries.

                           (m)      To do any and all things necessary,
suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers and carry on any and all business which it may now or hereafter be lawful for the Corporation to do or to exercise or to carry on under the laws of the State of New York that may now or hereafter be applicable to the Corporation.

                  The purposes and powers specified in the clauses contained in this Article 2 shall, except when otherwise expressed in this Article 2, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause of this or of any other article of this Certificate, but the purposes and powers specified in each of the clauses of this Article 2 shall be regarded as independent purposes and powers, and the specifications herein contained of particular powers of the Corporation is not intended to be, and is not, in limitation of, but is in furtherance of, the powers granted to corporations under the laws of the State of New York under and in pursuance of the provisions of which the Corporation is formed.

                  3. The office of the Corporation in the State of New York is to be located in the City of Norwich, County of Chenango.

                  4. The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Thousand (100,000) shares, par value twenty cents ($.20) per share, and all of which are to be common shares of stock of the same class.

                  5. The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon it is: 35 West Main Street, Norwich, New York 13815.

                  IN WITNESS WHEREOF, this certificate has been executed this 19th day of September, 1983.

         Name and Address                         Signature of
         of Incorporator                          Incorporator

         William G. Ballard
         R.D. #1, Box 62
         Norwich, New York  13815                    /s/ WILLIAM G. BALLARD
                                                  ------------------------------
                                                  William G. Ballard

STATE OF NEW YORK  :
                   : ss.:
COUNTY OF CHENANGO :

                  On this 19th day of September, 1983, before me personally came WILLIAM G. BALLARD, to me known to be the same person described in and who executed the foregoing Certificate of Incorporation, and he duly acknowledged to me that he executed the same.

                                                      /s/ THOMAS CARL EMERSON
                                                    ----------------------------
                                                    Notary Public

                          CERTIFICATE OF INCORPORATION

                                      for

                          NORWICH AERO PRODUCTS, INC.

                        William G. Ballard, Incorporator

                           LEE, LEE & EMERSON, ESQS.
                              35 West Main Street
                            Norwich, New York 13815
                                  607-334-2247

                 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
               INCORPORATION OF NORWICH AERO PRODUCTS, INC., UNDER
                   SECTION 805 OF THE BUSINESS CORPORATION LAW

         1. The name of the corporation is Norwich Aero Products, Inc. and has not been changed.

         2. Its Certificate of Incorporation was filed by the Department of State on the 21st day of September 1983.

         3. The amendment effected by this certificate of amendment is as follows: Paragraph No. 4 of the original Certificate of Incorporation dealing with the number of authorized shares and generally providing for the authority to issue 100,000 shares of 20 cent par value common stock is hereby amended to increase the number of authorized shares to 5,000,000 shares of the par value of 20 cents per share and is therefore amended to read as follows:

                  4. The aggregate number of shares which the corporation shall have the authority to issue is 5,000,000 (5 million) shares, par value 20 cents ($.20) per share and all of which are to be common shares of stock of the same class.

         5. This amendment has no effect on the number of currently issued shares, currently 47,810 shares of 20 cent par value stock, but increases the number of authorized but unissued shares from the current 52,190 by a total of 4,900,000 resulting in 4,952,190 shares of 20 cent par value stock authorized but unissued.

         6. The above and foregoing amendments to the certificate of incorporation were authorized by vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders held on the 15th day of April, 1987.

                                                       /s/ WILLIAM G. BALLARD
                                                   -----------------------------
                                                   WILLIAM G. BALLARD, President

                                                       /s/ THOMAS C. EMERSON
                                                   -----------------------------
                                                   THOMAS C. EMERSON, Secretary

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF CHENANGO )

         William G. Ballard, being duly sworn deposes and says that he is the President of Norwich Aero Products, Inc.; that he has read the foregoing amendment of certificate of incorporation and knows the contents thereof; that the same is true to his own knowledge, except as to the matters therein stated to be alleged on information and belief, and that as to those matters he believes it to be true.

                                                        /s/ WILLIAM G. BALLARD
                                                       ------------------------
                                                       WILLIAM G. BALLARD
Sworn to before me this
28th day of October, 1987.

    /s/ EDWARD J. LEE
------------------------
Notary Public

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF CHENANGO )

         Thomas C. Emerson, being duly sworn deposes and says that he is the Secretary of Norwich Aero Products, Inc.; that he has read the foregoing amendment of certificate of incorporation and knows the contents thereof; that the same is true to his own knowledge, except as to the matters therein stated to be alleged on information and belief, and that as to those matters he believes it to be true.

                                                        /s/ THOMAS C. EMERSON
                                                     ---------------------------
                                                     THOMAS C. EMERSON
Sworn to before me this
28th day of October, 1987.

    /s/ EDWARD J. LEE
------------------------
Notary Public

                              CERTIFICATE OF MERGER

                                       OF

                        ROXBORO AEROSPACE PRODUCTS, INC.

                                      INTO

                           NORWICH AERO PRODUCTS, INC.

                UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

         Norwich Aero Products, Inc., pursuant to the provisions of Section 905 of the Business Corporation Law of the State of New York, hereby certifies as follows:

         1. Roxboro Aerospace Products, Inc., a corporation of the State of New York ("Roxboro"), owns at least ninety percent of the outstanding shares of Norwich Aero Products, Inc., a corporation of the State of New York ("Norwich").

         2. As to each corporation to be merged, the designation and number of outstanding shares and the number of such shares, if any, owned by the surviving corporation are as follows:

                                                    Number of Shares
Name of Corporation    Designation and Number of      Owned by the
   to be Merged           Outstanding Shares            Survivor
-------------------    -------------------------    ----------------
Roxboro Aerospace      1 Share of Common Stock                 None.
    Products, Inc.

Norwich Aero           618,932 Shares of                       None.
    Products, Inc.     Common Stock

         3. By virtue of the merger, the one Share of Common Stock of Roxboro will be converted into and become one fully paid and nonassessable Share of Common Stock of Norwich, the surviving corporation, and shall constitute the only outstanding shares of capital stock of the surviving corporation.

         4. The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

       NAME OF CORPORATION           DATE OF INCORPORATION
--------------------------------     ---------------------
Roxboro Aerospace Products, Inc.           8/31/1998

Norwich Aero Products, Inc.                9/21/1983

         5. The plan of merger was adopted by the board of directors of Roxboro, the parent corporation.

         6. The proposed merger has been approved by the sole shareholder of the parent corporation in accordance with paragraph (a) of section 903 of the Business Corporation Law

         IN WITNESS WHEREOF, the undersigned, by its duly authorized officer, has executed this Certificate of Merger this 8th day of January, 1999.

                                           NORWICH AERO PRODUCTS, INC.

                                           BY: /s/ WILLIAM G. BALLARD
                                               ---------------------------------
                                                        Name: William G. Ballard
                                                                Title: President

                                      -2-